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                                                                 EXHIBIT (23)(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Registration Statement of Proffitt's, Inc. on Form S-4 of our report dated March 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Proffitt's, Inc. as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
January 13, 1997